Exhibit 10.21

SCHEDULE “A”

FORM OF STOCK OPTION PLAN OPTION AGREEMENT

This Option Agreement is entered into between Snow Lake Resources Ltd. (the “Corporation”) and the Optionee named below pursuant to the 2021 Amended and Restated Stock Option Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.	(the “Grant Date”);

2.	(the “Optionee”);

3.	was granted the option (the “Option”) to purchase common shares (the “Common Shares”) of the Corporation;

4.	for the price (the “Option Price”) of $ per Common Share;

5.	which shall be exercisable (“Vested”) in whole or in part in the following amounts on or after the following dates:

(a)	% on the Grant Date; and

(b)	% every months thereafter;

6.	terminating on (the “Expiry Date”),

all on the terms and subject to the conditions set out in the Plan. For greater certainty, once Common Shares have become Vested, the shares continue to be exercisable until the termination or cancellation thereof as provided in this Option Agreement and the Plan.

The undersigned Optionee represents and warrants that he/she is engaged to provide on, an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or to an Affiliate of the Corporation.

By signing this Option Agreement, the Optionee acknowledges that the Optionee has read and understandings the Plan and agrees to the terms and conditions of the Plan and this Option Agreement.

[REMAINDER INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Option Agreement as of the day of, 20.

SNOW LAKE RESOURCES LTD.

Per:
Name:
Title:

SIGNED, SEALED, AND DELIVERED	)	OPTIONEE
in the presence of	)
)
)
)
)
Witness	)	Name: